                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          July 19, 2000
                                                 -------------------------------


                           NEXTEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          WASHINGTON                      333-26649           91-1671412
 (State or other jurisdiction           (Commission        (I.R.S. Employer
       of incorporation)                File Number)      Identification No.)


 10700 PARKRIDGE BOULEVARD, SUITE 600, RESTON, VIRGINIA             20191
        (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:       (703) 390-5100
                                                 -------------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     A. Proposed Offering

     On July 19, 2000, we issued a news release announcing that we plan to issue $500 million of Senior Notes due 2010 in a private placement as more fully described in the news release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference.

     B. Other Recent Developments

     International Roaming Services. We have developed, in conjunction with Nextel Communications and Motorola, an international roaming service marketed as Nextel Worldwide, which we commercially launched in our principal Latin American markets and in the Philippines during the second quarter of 2000. This service will enable our customers using the i2000, which is a dual mode subscriber unit manufactured by Motorola, to roam worldwide with the convenience of one phone, one number and one bill when traveling between our markets and other cities or countries in which either Global System for Mobile Communications, or GSM, 900 MHz transmission technology or integrated digital enhanced network, or iDEN, transmission technology, networks are operating and are covered by our roaming agreements. We currently have over 50 roaming agreements in effect with GSM 900 MHz carriers worldwide and our parent's and affiliates' iDEN networks. Our customers will have access to these networks after the testing and implementation phases are completed.

     Increase in Ownership Interest in NEXNET. Effective as of March 23, 2000, as a consequence of capital contributions made to our Japanese affiliate, NEXNET, by some of its shareholders to supply funds that a shareholder was required but declined to contribute, the shareholder transferred a portion of its shares to the contributing shareholders, including us. On March 30, 2000, we purchased additional shares for about $0.4 million in cash and were granted an option, exercisable at any time prior to March 31, 2001, to purchase any or all of the remaining shares of NEXNET stock owned by the same shareholder. As a result of these share acquisitions, our equity ownership interest in NEXNET has increased from about 21% to about 32%. If we exercise the option, our equity ownership interest would increase to about 44%.

     Purchase of Minority Owner's Investment in Nextel Peru. In May 2000, we purchased another shareholder's interest in Nextel del Peru, S.A., referred to as Nextel Peru, for about $2.8 million in cash and increased our ownership from about 63% to about 69%.

     Purchase of Motorola International's Common Equity Shares in Companies in Brazil, Peru and Chile. In May 2000, we purchased all of the equity interests of Motorola International Development Corporation, referred to as Motorola International, in Nextel Peru, which increased our ownership interest from about 69% to 100%. At the same time, we purchased all of Motorola International's equity interests in Nextel S.A. (Brazil), referred to as Nextel S.A. and the parent company of Nextel Telecomunicacoes Ltda., a wholly owned subsidiary of Nextel S.A. and referred to as Nextel Brazil, which increased our ownership of Nextel Brazil from about 88% to about 92%. We also purchased all of Motorola International's equity interests in three Chilean analog specialized mobile radio companies, which were wholly owned by Motorola International. We have entered into an agreement with Motorola International to manage these three companies during a transition period. The aggregate purchase price for these acquisitions was about $77.6 million in cash.

     Shanghai, Peoples Republic of China Negotiations. As a result of recent changes to the regulatory environment in China, Shanghai CCT-McCaw Telecommunications Systems Co., Ltd., a joint venture in which we own a 30% interest, referred to as Shanghai CCT McCaw, terminated an agreement with China United Telecommunications Corporation, referred to as Unicom, under which we had the right to share in the profits of the cellular network in Shanghai, referred to as the Shanghai GSM System. In consideration for entering into this termination agreement, Shanghai CCT McCaw received about $61.3 million in cash as well as warrants to purchase shares of Unicom stock. In May 2000, we received a reimbursement of $7.5 million for advances we previously made to Shanghai CCT McCaw. We are currently working with the other shareholders of the joint venture to arrange reimbursement of expenses incurred by the shareholders related to their investments in Shanghai CCT McCaw and the sale of our interests in the joint venture. Any funds remaining after payment of these expenses and satisfaction of other existing obligations will be distributed among the shareholders of Shanghai CCT McCaw. We would be entitled to receive 30% of the total amount so distributed based on our ownership interest.

The table below provides an overview of our proportionate share of digital subscriber units in service and total and proportionate population, or POPs, in the regions where our operating subsidiaries and affiliates, or Operating Companies, have licenses as of June 30, 2000, giving effect to the recent acquisitions and the disposition described above:

                                                                                              PROPORTIONATE
                                    NEXTEL INTERNATIONAL                                         DIGITAL
             COUNTRY                     OWNERSHIP         TOTAL POPS   PROPORTIONATE POPS   SUBSCRIBER UNITS
             -------                --------------------   ----------   ------------------   ----------------
                                                                    (IN MILLIONS)             (IN THOUSANDS)
Brazil............................           92%               62               57                 187
Mexico............................          100%               50               50                 133
Argentina.........................          100%               23               23                  90
Peru..............................          100%                7                7                  42
Philippines.......................           38%               79               30                  14
Canada............................           14%               28                4                  97
Japan.............................           32%              126               40                  15
Chile.............................          100%                7                7                  --
                                                              ---              ---                 ---
Total.............................                            382              218                 578
                                                              ===              ===                 ===

     Additional Capital. On April 4, 2000, we received an advance of $77.6 million from a wholly owned subsidiary of Nextel Communications in connection with the anticipated purchase of Motorola International's equity interest in Nextel Brazil, Nextel Peru and three Chilean companies as discussed above. On June 2, 2000, we issued 777 shares of our series A exchangeable redeemable preferred stock to a wholly owned subsidiary of Nextel Communications as repayment of this intercompany advance. Additionally, on April 7, 2000, we issued 1,500 shares of our series A exchangeable redeemable preferred stock to a wholly owned subsidiary of Nextel Communications in exchange for cash proceeds of $150.0 million. On June 12, 2000, all of the outstanding series A exchangeable redeemable preferred stock was exchanged for our common stock. On June 29, 2000, we issued 2,150 shares of our series A exchangeable redeemable preferred stock to a wholly owned subsidiary of Nextel Communications in exchange for cash proceeds of $215.0 million.

     Stock Split. On June 2, 2000, our board of directors approved an increase in the number of authorized shares of common stock from 73,000,000 to 200,000,000, enabling us to complete a 4-for-1 stock split, which was effective June 20, 2000.

     Potential Acquisitions. We have entered into term sheets and/or are negotiating agreements regarding potential investments in an aggregate amount of about $175.0 million to increase our spectrum position or make strategic acquisitions. However, we cannot assure you that definitive agreements will be reached regarding any of these potential investments or as to their terms.

     FORWARD LOOKING STATEMENTS. "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the statements made in this Current Report are not historical or current facts, but deal with potential future circumstances and developments. They can be identified by the use of forward-looking words such as "believes," "expects," "plans," "may," "will," "would," "could," "should" or "anticipates" or other comparable words, or by discussions of strategy that involve risks and uncertainties. We warn you that these forward-looking statements are only predictions, which are subject to risks and uncertainties, including financial variations, changes in the regulatory environment, industry growth and trend predictions. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operation and results of our wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the other qualifying factors identified in this Current Report, including, but not limited to:

     - general economic conditions in Latin America and Asia and in the market segments that we are targeting for our services;

     - the availability of adequate quantities of system network and subscriber equipment and components to meet our service deployment and marketing plans and customer demand;

     - potential currency devaluations in countries in which our Operating Companies conduct business;

     - the accuracy of our estimates of the impact of foreign exchange volatility in our markets as compared to the U.S. dollar;

     - substantive terms of any international financial aid package that may be made available to any country in which our Operating Companies conduct business;

     - future legislation or regulatory actions relating to our services, other wireless communication services or telecommunications generally;

     - the impact that economic conditions in Latin America and Asia, as well as other market conditions may have on the volatility and availability of equity and debt financing in domestic and international capital markets;

     - the success of efforts to improve and satisfactorily address any issues relating to our network performance;

     - the continued successful performance of the technology being deployed in our service areas;

     - market acceptance of our new service offerings, including Nextel
       Worldwide;

     - the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to our business;

     - our ability to timely and successfully accomplish required scale-up of our billing, collection, customer care and similar back-room operations to keep pace with anticipated customer growth, increased system usage rates and growth in levels of accounts receivables being generated by our customer base;

     - access to sufficient debt or equity capital to meet our operating and financial needs;

     - the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular and PCS services; and

     - other risks and uncertainties described from time to time in our reports and registration statements filed with the Securities and Exchange Commission.


     "Nextel" and "Nextel Worldwide" are trademarks or service marks of Nextel Communications, Inc. and "iDEN" and "i2000" are trademarks or service marks of Motorola, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
                NOT APPLICABLE

        (b)     PRO FORMA FINANCIAL INFORMATION.
                NOT APPLICABLE

        (c)     EXHIBITS.

                      Exhibit No        Exhibit Description
                      ----------        -------------------
                         99.1           Press Release

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEXTEL INTERNATIONAL, INC.


Date: July 19, 2000                   By: /s/ Thomas J. Sidman
                                        --------------------------------
                                          Thomas J. Sidman
                                          Vice President

                                  EXHIBIT INDEX

      Exhibit No        Exhibit Description
      ----------        -------------------
         99.1           Press Release